UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
ALLIED CAPITAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Maryland	52-1081052
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

1919 Pennsylvania Avenue, N.W.	20006
Washington, D.C.
(Address of Principal Executive Offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
6.875% Notes due 2047	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box:☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐
Securities Act registration statement file number to which this form relates: 333-133755 (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
Allied Capital Corporation, a Maryland corporation, (the “Company”) hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus dated June 21, 2006 under “Description of Notes” and in the Prospectus Supplement dated March 23, 2007, under “Specific Terms of the Notes and the Offering,” filed with the Commission on March 23, 2007 under Rule 497, pursuant to an effective Registration Statement on Form N-2 (File No. 333-133755) filed with the Commission on May 3, 2006 and amended on June 21, 2006 under the Securities Act of 1933, as amended.
Item 2. Exhibits.
1.	Indenture by and between Allied Capital Corporation and The Bank of New York, dated June 16, 2006. (Incorporated by reference to Exhibit d.2 to the Company’s registration statement on Form N-2/A (No. 333-133755) filed on June 21, 2006).

2.	Form of Third Supplemental Indenture by and between Allied Capital Corporation and The Bank of New York, dated as of March 28, 2007. (Incorporated by reference to Exhibit d.8 filed with Allied Capital’s Post-Effective Amendment No.3 to the registration statement on Form N-2/A (File No. 333-133755) filed on March 28, 2007).

3.	Form of 6.875% Note due 2047. (Incorporated by reference to Exhibit d.9 filed with Allied Capital’s Post-Effective Amendment No.3 to the registration statement on Form N-2/A (File No. 333-133755) filed on March 28, 2007).

4.	Form of 6.875% Note due 2047. (Incorporated by reference to Exhibit d.9(a) filed with Allied Capital’s Post-Effective Amendment No.4 to the registration statement on Form N-2/A (File No. 333-133755) filed on April 2, 2007).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ALLIED CAPITAL CORPORATION

Date: April 16, 2007	By:	/s/ Penni F. Roll
Penni F. Roll
Chief Financial Officer